Exhibit 3.1.3

                            ARTICLES OF AMENDMENT
                                      OF
                          ARTICLES OF INCORPORATION
                                      OF
                    ALLIANCE FARMS COOPERATIVE ASSOCIATION


          The undersigned, Alliance Farms Cooperative Association, a Colorado cooperative association (the "Association"), for the purpose of amending the Articles of Incorporation of the Association in accordance with Article 55 of Title 7 of the Colorado Revised Statutes, does hereby make and execute these Articles of Amendment of Articles of Incorporation and does hereby certify that:

     1.   The name of the Association is Alliance Farms Cooperative Association.

     2. The following three resolutions were unanimously approved by the Board of Directors of the Association and thereafter approved by the members of the Association in accordance with the provisions of Section 7-55-109 of the Colorado Revised Statutes and set forth the text of three amendments to the Articles of Incorporation of the Association:

          RESOLVED, that subparagraph (a) of Article SIXTH of the Articles of Incorporation of the Association is amended to read in its entirety as follows:

               (a) Capitalization. The authorized capital stock of the Association is $100.00, divided into 5,000 shares of common stock, par value of one cent ($0.01) per share (designated as "Class A Common Stock"), and 5,000 shares of Class B common stock, par value of one cent ($0.01) per share (designated as "Class B Common Stock"). For purposes of these Articles of Incorporation, Class A Common Stock and Class B Common Stock are collectively referred to as "common stock". Immediately prior to the amendment of this subparagraph (a) of Article SIXTH dividing the authorized capital stock of the Association into two classes, the authorized capital stock of the Association consisted of 10,000 shares of common stock, par value of one cent ($0.01) per share, that have been designated "Class A Common Stock" as a result of such amendment.

               Except as otherwise required by law or expressly provided in these Articles of Incorporation or in the Bylaws, the powers, preferences and rights of the Class A Common Stock and Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

               To the extent permitted by law, including Articles 55 and 106 of Title 7 of the Colorado Revised Statutes, the Board of Directors of the Association is authorized to provide by resolution for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and, in the manner from time to time prescribed under the laws of the State of Colorado, to determine, prior to the issuance of any shares of stock of that class or series, the designations, preferences, limitations and relative rights, if any, thereof (including, without limitation, those preferences, limitations and relative rights relating to redemption, dissolution, conversion and exchange).

          RESOLVED, that subparagraph (d) of Article SEVENTH of the Articles of Incorporation of the Association is amended to read in its entirety as follows:

               (d) Voting Rights. Only members of the Association shall have voting rights. Each member is entitled to cast one (1) vote, in person, by mail or, to the extent permitted by law, by other means approved by the Board of Directors, with respect to each share of common stock of the Association standing in such member's name on the transfer books of the Association; provided, however, (i) in the event that the Association borrows money from a lender subject to the provisions of 12 C.F.R. Part 614, as amended from time to time, and any cooperative association member holds, at any time during the period in which any portion of such indebtedness remains outstanding, twenty-five percent (25%) or more of the issued and outstanding shares of common stock of the Association, then for voting purposes only with respect to any matter as to which members casting votes with respect to shares of common stock are not entitled to vote separately as a group or class, the number of shares of common stock of the Association with respect to which such member shall be entitled to vote shall be deemed, during the period of time that any portion of such indebtedness remains outstanding, to equal an whole number of shares nearest to, but less than, twenty-five percent (25%) of the issued and outstanding shares of common stock of the Association, (ii) in the event that the Association borrows money from a lender subject to the provisions of 12 C.F.R. Part 614, as amended from time to time, and any cooperative association member holds, at any time during the period in which any portion of such indebtedness remains outstanding, twenty-five percent (25%) or more of the issued and outstanding shares of Class A Common Stock of the Association, then for voting purposes only with respect to any matter as to which members casting votes with respect to shares of Class A Common Stock are entitled to vote separately as a group or class, the number of shares of Class A Common Stock of the Association with respect to which such member shall be entitled to vote shall be deemed, during the period of time that any portion of such indebtedness remains outstanding, to equal an whole number of shares nearest to, but less than, twenty-five percent (25%) of the issued and outstanding shares of Class A Common Stock of the Association, and (iii) in the event that the Association borrows money from a lender subject to the provisions of 12 C.F.R. Part 614, as amended from time to time, and any cooperative association member holds, at any time during the period in which any portion of such indebtedness remains outstanding, twenty-five percent (25%) or more of the issued and outstanding shares of Class B Common Stock of the Association, then for voting purposes only with respect to any matter as to which members casting votes with respect to shares of Class B Common Stock are entitled to vote separately as a group or class, the number of shares of Class B Common Stock of the Association with respect to which such member shall be entitled to vote shall be deemed, during the period of time that any portion of such indebtedness remains outstanding, to equal an whole number of shares nearest to, but less than, twenty-five percent (25%) of the issued and outstanding shares of Class B Common Stock of the Association. Cumulative voting is not permitted in the election of directors. To the extent permitted by law, any and all actions to be taken by members of the Association may be approved by a majority of the votes entitled to be cast with respect thereto by members present, in person, by mail or, to the extent permitted by law, by other means approved by the Board of Directors, at a meeting at which a quorum (determined in accordance with the Bylaws) is present, with the members casting votes with respect to shares of Class A Common Stock and the members casting votes with respect to shares of Class B Common Stock voting together as a single group or class; provided, however, that any amendment, alteration, change or repeal of any provision of these Articles of Incorporation, any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Association, whether or not in the usual and regular course of its business, any merger or consolidation of which the Association is a party and to which the vote of the members is required by law, and any dissolution or voluntary termination of the Association, shall first be approved by a two-thirds (2/3) majority of the votes entitled to be cast with respect thereto by members present, in person, by mail or, to the extent permitted by law, by other means approved by the Board of Directors, at a meeting at which a quorum (including a quorum with respect to any class of capital stock entitled to vote separately as a group or class) is present; and provided further, however, that members casting votes with respect to shares of Class A Common Stock and members casting votes with respect to shares of Class B Common Stock shall vote separately as groups or classes with respect to amendments to these Articles of Incorporation that alter or change the designation, preferences, limitations or relative rights of their respective classes of stock so as to affect them adversely and with respect to such other matters as may require group or class votes under applicable law, including Articles 55 and 110 of Title 7 of the Colorado Revised Statutes.

          RESOLVED, that Article SEVENTH of the Articles of Incorporation of the Association is amended by adding a new subparagraph (f) to said Article which shall be inserted immediately following the existing subparagraph (e) of said Article, such new subparagraph (f) to read in its entirety as follows:

               (f) Liquidation Rights. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up, of the Association, the assets of the Association remaining for payment or distribution to holders of outstanding capital credits and the Association's capital stock shall be distributed as specified in the Bylaws.


     3. The date of the approval of each of the foregoing amendments by the members of the Association is April 14, 1997.

     4. No voting group of members were entitled to vote separately on either of the foregoing amendments.

          IN WITNESS WHEREOF, these Articles of Amendment have been executed by the Association by its President, and attested to by its Secretary, on April 14, 1997.

                         ALLIANCE FARMS COOPERATIVE ASSOCIATION



                         By:
                              Wayne N. Snyder, President

ATTEST:



Doug Brown, Secretary


STATE OF MISSOURI   )
                    ) ss.
COUNTY OF JACKSON   )

          The foregoing instrument was acknowledged before me this 14th day of April, 1997, by Wayne N. Snyder, President of Alliance Farms Cooperative Association, a Colorado cooperative association, on behalf of the cooperative association.



                              Notary Public


My Commission expires: